UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD
IRVING, TEXAS	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 29, 2023, Salem Media Group, Inc. (the “Corporation”), notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Corporation’s decision to voluntarily delist its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) from the Nasdaq Global Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about January 8, 2024 to effect such delisting and to deregister its Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Corporation expects the delisting of its Class A Common Stock to become effective on or about January 18, 2024.

As previously noted in the Corporation’s Current Report on Form 8-K filed with the SEC on June 23, 2023, the Corporation had received written notice from Nasdaq that the Corporation was not in compliance with the minimum bid price required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) based upon the closing bid price of the Class A Common Stock for the 30 consecutive business days prior to the date of the notice.

On December 22, 2023, the Corporation received written notice from Nasdaq notifying the Corporation that it has not regained compliance with Nasdaq Listing Rule 5450(a)(1) and that the Class A Common Stock is subject to delisting from Nasdaq and is scheduled for delisting at the opening of business on January 3, 2024, and that a Form 25-NSE will be filed with the SEC, unless the Corporation (i) submits an on-line application to transfer its Class A Common Stock to The Nasdaq Capital Market by December 29, 2023, or (ii) appeals such determination by requesting a hearing to the Nasdaq Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, and submits a non-refundable hearing request fee.

On December 26, 2023, the Corporation submitted a hearing request to stay the suspension of the Corporation’s Class A Common Stock and the filing of the Form 25-NSE pending the Panel’s decision.

However, subsequent to submitting the hearing request, on December 26, 2023, after careful evaluation of the options available to the Corporation, the Corporation’s board of directors (the “Board”) determined to accept and implement the recommendation of the Special Committee (as defined below) that the voluntary delisting of the Corporation’s Class A Common Stock from Nasdaq is in the best interests of the Corporation and its stockholders.

The Board had previously established a special committee of independent members of the Board (the “Special Committee”) to, among other things, (i) review and analyze the benefits and costs, and the advantages and risks, associated with the possible deregistration and delisting of the Class A Common Stock, (ii) review the legal steps and related disclosures required to effect the deregistration and delisting of the Class A Common Stock, (iii) analyze the impact of the deregistration and delisting of the Class A Common Stock on the Corporation’s financial position and ability to raise capital, (iv) assess the impact of the deregistration and delisting of the Class A Common Stock on the Corporation’s relationship with various constituents, including its stockholders, lenders, customers, vendors and strategic partners, and (v) take any other actions in connection with the foregoing not expressly prohibited by applicable law. At a meeting of the Special Committee on December 26, 2023, the Special Committee recommended to the Board that the Corporation proceed with the deregistration and delisting of the Class A Common Stock.

The Board’s decision was based on careful review of several factors, including the recommendation of the Special Committee and the Corporation’s likely inability to regain compliance with Nasdaq Listing Rule 5450(a)(1). In addition, the Board believes a delisting and deregistration provides the Corporation and its stockholders significant annual cost savings.

The Corporation anticipates that its Class A Common Stock will be quoted on the OTCQX or other market operated by OTC Markets Group Inc. (the “OTC”), and it intends to take such actions to enable its Class A Common Stock to be quoted on the OTCQX or on another OTC market so that a trading market may continue to exist for its Class A Common Stock. The Corporation expects its Class A Common Stock to be quoted on the OTCQX Market beginning on or around January 19, 2024, pending approval by the OTC.

The Corporation intends to file a Form 15 with the SEC prior to March 29, 2024 to deregister its Class A Common Stock under Section 12(g) of the Exchange Act and suspend reporting obligations under Section 15(d) of the Exchange Act. The Corporation’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15.

A copy of the Corporation’s press release, dated December 29, 2023, announcing its intention to voluntarily delist from the Nasdaq Global Market and withdraw the registration of its Class A Common Stock under Section 12(b) of the Exchange Act is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 29, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: December 29, 2023	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary